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MARVEL REPORTS Q2 EPS OF $0.37 AND RAISES LOW END OF 2009 EPS GUIDANCE

 - NEW 2009 EPS GUIDANCE IS $1.25 - $1.35 -

New York, New York – August 4, 2009 -- Marvel Entertainment, Inc. (NYSE: MVL), a global character-based entertainment and licensing company celebrating the 70th anniversary of its founding in 1939, today reported operating results for its second quarter and six months ended June 30, 2009.  Marvel also today raised the low end of its full year 2009 financial guidance for net sales, net income and diluted earnings per share as a result of stronger than anticipated operating performance in the first half of 2009.

For Q2 2009, Marvel reported net sales of $116.3 million and net income of $29.0 million, or $0.37 per diluted share, compared to net sales of $156.9 million and net income of $46.7 million, or $0.59 per diluted share, in Q2 2008.  The year-over-year decrease in net sales principally reflects the anticipated decrease in Licensing Segment net sales which benefited in the year-ago period from the initial recognition of licensing revenues related to the Iron Man and The Incredible Hulk feature films and from licensing associated with the Spider-Man 3 feature film which debuted in May 2007.

Marvel Entertainment, Inc. Segment Net Sales and Operating Income (Unaudited) (in millions)
		Three Months Ended June 30,		Six Months Ended June 30,
		2009	2008	2009	2008
Licensing:	Net Sales	$51.8	$94.9	$132.6	$179.4
	Operating Income	34.1	77.5	92.9	162.9
Publishing:	Net Sales	31.7	31.8	57.5	58.3
	Operating Income	10.9	11.7	17.9	21.6
Film Production:	Net Sales	32.8	28.9	123.1	28.9
	Operating Income	11.7	2.2	27.3	0.2
All Other:	Net Sales	–	1.3	–	2.8
	Operating (Loss)	(4.2)	(6.2)	(12.0)	(12.0)
TOTAL NET SALES		$116.3	$156.9	$313.2	$269.4
TOTAL OPERATING INCOME		$52.5	$85.2	$126.1	$172.7

Marvel's Chairman, Morton Handel, commented, “Marvel’s solid Q2 operating results reflect the strength of our core businesses supported by the growing global exposure of our corporate and character brands.  We remain focused on extending demand for Marvel branded entertainment and licensed products, particularly for brands and international markets that have previously been underdeveloped.  We pursue these initiatives while maintaining the strategic and financial discipline that has yielded high operating margins and strong cash flows.

“Principal photography for our Iron Man 2 feature film concluded on schedule last month, and the media and fan anticipation for this May 2010 release continues to build, as was demonstrated by tremendous media coverage and positive fan response around the recent Comic-Con in San Diego, attended by well over 120,000 fans.  Iron Man 2 will be the first of four self-produced films to debut over the two-year period 2010-2012, in an ambitious creative project that will, for the first time, unite many of Marvel’s favorite Super Heroes in a story arc that builds to The Avengers in May 2012.

Marvel Entertainment Reports Q2 2009 Results, 8/4/09	page 2 of 8

“Driving further brand exposure are the multiple Marvel character animated television series on air in the US and abroad.  After the successful ’09 launches of Iron Man Armored Adventures and Wolverine and the X-Men, we are looking forward to the September launch of The Super Hero Squad on The Cartoon Network.  This new series re-imagines existing Marvel characters for younger audiences.  Also, our online exposure is ramping nicely with increasing levels of content and games which has led to a solid increase in our online traffic.”

Second Quarter Segment Review:

•
Q2 2009 Licensing Segment net sales of $51.8 million were higher than anticipated primarily reflecting strength in collecting worldwide royalty minimum guarantees.  Licensing Segment net sales declined versus Q2 2008 reflecting the recognition in the year-ago period of merchandise licensing revenue related to the Iron Man and The Incredible Hulk feature films, as well as a decrease in revenue from the Spider-Man JV.  Licensing Segment operating income was $34.1 million in Q2 2009, reflecting an operating margin of 66%.

Marvel Entertainment, Inc. Licensing Sales by Division (Unaudited) (in millions)
	Three Months Ended		Six Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08
Domestic Consumer Products (1)	$20.9	$47.3	$70.3	$73.1
International Consumer Products	24.3	30.1	45.9	45.0
Spider-Man L.P. (Domestic and International)	2.8	13.0	7.9	42.7
Studio Licensing	3.8	4.5	8.5	18.6
Total Licensing Segment	$51.8	$94.9	$132.6	$179.4
 (1) Domestic Consumer Products includes substantially all of Marvel’s global interactive licensing business.

•
Q2 2009 Publishing Segment net sales were in line with Q2 2008 and reflect a $5.9 million or 23% sequential increase over Q1 2009.  The sequential improvement principally reflects a gain in advertising and custom publishing sales as well as an increase in the number of comic and trade titles released.  Operating income declined by 7% on a year-over-year basis to $10.9 million in Q2 2009, principally attributable to a lower level of high-margin advertising and custom publishing sales reflecting conditions in the broader advertising market.  The Publishing Segment operating margin was 34% in Q2 2009 versus 37% in Q2 2008.

•
Film Production Segment net sales in Q2 2009 primarily reflect initial revenues for the Iron Man domestic pay TV window as well as ongoing Iron Man DVD sales.  Against these revenues, Marvel amortized capitalized film production costs of $18.9 million.  Marvel had film production revenue of $28.9 million and operating income of $2.2 million in Q2 2008, primarily from the theatrical component of foreign presales of Iron Man and The Incredible Hulk.

•
Under the category All Other, Marvel recorded operating losses (principally corporate overhead) of $4.2 million and $6.2 million in Q2 2009 and Q2 2008, respectively.  All Other in Q2 2009 includes $2.4 million in other income from a distribution of a 1998 bankruptcy-related settlement.  In Q2 2008, All Other included $1.3 million in revenue and $1.3 million in operating income contribution from Marvel’s former in-house toy operations.  Corporate overhead in Q2 2009 and Q2 2008 was $7.3 million and $7.5 million, respectively.

Balance Sheet and Cash Use Update:

As of June 30, 2009, Marvel had cash and cash equivalents of $81.0 million, restricted cash of $80.5 million and no outstanding borrowings under its $100 million line of credit with HSBC Bank.  Marvel also had no outstanding film-facility borrowings at June 30, 2009 compared to $61.9 million at March 31, 2009, reflecting strong cash receipts associated with the Iron Man and The Incredible Hulk feature films.  Production costs of the Iron Man 2 feature film incurred in Q2 2009 were financed through Marvel’s one-third funding of the film’s budget as well as from cash receipts from both Iron Man and The Incredible Hulk collected during the quarter.  Marvel did not repurchase any shares of its common stock during Q2 2009 and has $111.3 million remaining under its share repurchase authorization.

Marvel Entertainment Reports Q2 2009 Results, 8/4/09	page 3 of 8

Marvel Studios Entertainment Pipeline
(scheduled release dates are subject to change)
Feature Films	Scheduled release date
Iron Man 2	May 7, 2010
Thor	May 20, 2011
The First Avenger: Captain America	July 22, 2011
The Avengers	May 4, 2012
Animated TV Series	Status
The Super Hero Squad	26, 30-minute episodes in production; scheduled for Q3 2009
release on Cartoon Network
The Avengers: Earth’s Mightiest Heroes	26, 30-minute episodes in production; planned for Q3 2011
release; network TBD

Marvel Licensed Entertainment Pipeline
(scheduled release dates are subject to change)
Feature Films	Scheduled Release Date
X-Men Origins: Wolverine	Released May 1, 2009
Spider-Man 4	May 6, 2011
Animated TV Series	Status
Black Panther	8, 30-minute episodes in production for BET; timing TBD.
Fantastic Four: World’s Greatest Heroes	26, 30-minute episodes airing internationally and on Marvel.com and Marvelkids.com
Iron Man: Armored Adventures	26, 30-minute episodes airing in the U.S. on Nicktoons and on various networks internationally
Spectacular Spider-Man	26, 30-minute episodes airing on Disney XD in the U.S. and on various networks internationally
Wolverine and the X-Men	52, 30-minute episodes. Episodes 1-26 are airing on Nicktoons in the U.S. and are on air internationally. Episodes 27-52 are
currently in pre-production
Licensed Broadway Musical	Status
Spider-Man, Turn off the Dark, Julie	Previews commence February 25, 2010
Taymor director; music & lyrics by U2’s
Bono and The Edge

Marvel Licensed Video Game Pipeline
(scheduled release dates are subject to change)
Game / Publisher	Status
X-Men Origins: Wolverine / Activision	Released May 1, 2009
The Punisher: No Mercy / Zen	Released July 2, 2009
Marvel vs. Capcom 2 / Capcom	Released July 29, 2009 for X-Box console; Scheduled for
August 13, 2009 release for PS3 console
Marvel Ultimate Alliance 2 / Activision	Scheduled for September 15, 2009 release
Marvel Super Hero Squad / THQ	Scheduled for October 20, 2009 release
Iron Man 2 / Sega	Scheduled for April 2010 release

Marvel Entertainment Reports Q2 2009 Results, 8/4/09	page 4 of 8

2009 Financial Guidance:
Marvel today revised its 2009 financial guidance as reflected below as a result of a stronger than anticipated first half 2009 operating performance.

Marvel Entertainment – Financial Guidance
(in millions, except per-share amounts)	Updated 2009 Guidance	Previous 2009 Guidance (1)	2008 Actual
Net sales	$465 - $485	$450 - $485	$676
Net income	$95 - $105	$86 - $105	$206
Diluted EPS	$1.25 - $1.35	$1.10 - $1.35	$2.61

(1)	As provided on May 5, 2009.

Primary Assumptions for 2009 Financial Guidance:
•	The Licensing segment is expected to contribute net sales of approximately $205 million - $215 million in 2009 with an operating margin of approximately 66 - 70%.
•	The Film Production segment is expected to contribute revenues of approximately $145 million - $150 million in 2009 and to generate an operating margin of approximately 15% - 21%.
•
The Publishing segment is expected to contribute net sales of approximately $115 million - $120 million in 2009, with an operating margin of approximately 31% - 35%, reflecting an anticipated $5 million negative impact to operating income from digital media initiatives.

•	Corporate overhead, net is expected to approximate $31 million in 2009.
•	Marvel anticipates a 2009 effective tax rate of 38.0%.
•	Marvel’s guidance is based on 78.4 million diluted shares for 2009 and does not reflect any future share repurchase activity.

Marvel cautions investors that variations in the timing of licenses and entertainment events, the timing of their revenue recognition, and their level of success result in variations and uncertainty in forecasting Marvel’s financial results.  These factors could have a material impact on year-over-year annual and sequential quarterly results comparisons as well as on Marvel’s ability to achieve its financial guidance.

About Marvel Entertainment, Inc.
Marvel Entertainment, Inc. is one of the world's most prominent character-based entertainment companies, built on a proven library of over 5,000 characters featured in a variety of media over seventy years.  Marvel utilizes its character franchises in licensing, entertainment (via Marvel Studios and Marvel Animation) and publishing (via Marvel Comics).  Marvel's strategy is to leverage its franchises in a growing array of opportunities around the world, including feature films, consumer products, toys, video games, animated television, direct-to-DVD and online.  For more information visit www.marvel.com.

Except for any historical information that they contain, the statements in this news release regarding Marvel’s plans are forward-looking statements that are subject to certain risks and uncertainties, including exposure to the current economic recession, exposure to tightening credit markets, financial difficulties of Marvel’s licensees, a decrease in the level of media exposure or popularity of Marvel’s characters, changing consumer preferences, delays and cancellations of movies and television productions based on Marvel characters, Marvel’s dependence on a single distributor to the direct comic-book market, and concentration of Marvel’s toy licensing with one licensee.

In addition, the following factors, among others, could cause the financial performance of Marvel’s film production operations to differ materially from that expressed in any forward-looking statements: (i) Marvel Studios’ potential inability to attract and retain creative talent, (ii) key film talent’s potentially becoming incapacitated or suffering reputational damage, (iii) the potential lack of popularity of Marvel’s films, (iv) the expense associated with producing films, (v) union activity or other events which could interrupt film production, including strikes by Hollywood writers, directors and actors, (vi) changes or disruptions in the way films are distributed, including a decline in the DVD market, (vii) piracy of films and related products, (viii) Marvel Studios’ dependence on a single distributor for each self-produced film, (ix) Marvel’s dependence on its film distributors for information related to the accounting of film-production activities, (x) Marvel’s potential inability to meet the conditions imposed by lenders for the funding of individual films, (xi) Marvel’s potential inability to obtain financing to make more than four films if an interim asset test related to the economic performance of the film slate is not satisfied, (xii) cash flows from our films potentially being insufficient to pay our film facility interest costs and (xiii) a possible default by the lending banks in our film facility.

Marvel Entertainment Reports Q2 2009 Results, 8/4/09	page 5 of 8

These and other risks and uncertainties are described in Marvel’s filings with the Securities and Exchange Commission, including Marvel’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:
Rob Steffens – SVP Financial Planning	David Collins, Richard Land
Marvel Entertainment, Inc.	Jaffoni & Collins
(310) 220-8932	212/835-8500
rsteffens@marvel.com	mvl@jcir.com

Marvel Entertainment Reports Q2 2009 Results, 8/4/09	page 6 of 8

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(in thousands, except per share amounts)

Net sales	$116,266	$156,859	$313,230	$269,426

Costs and expenses:
Cost of revenues	33,590	35,357	117,610	47,824
Selling, general and administrative	32,973	37,060	72,144	68,579
Depreciation and amortization	383	388	656	763
Total costs and expenses	66,946	72,805	190,410	117,166
Other income, net	3,203	1,104	3,324	20,430
Operating income	52,523	85,158	126,144	172,690
Interest expense	2,713	5,486	6,367	8,572
Interest income	158	963	326	1,942
Gain on repurchase of debt	–	2,333	–	2,333
Income before income tax expense	49,968	82,968	120,103	168,393
Income tax expense	20,348	30,974	44,839	64,184
Net income	29,620	51,994	75,264	104,209
Noncontrolling interest in consolidated Joint Venture	598	5,323	1,761	12,307
Net income attributable to Marvel Entertainment, Inc.	$29,022	$46,671	$73,503	$91,902

Basic and diluted earnings per share:
Net income attributable to Marvel Entertainment, Inc.	$29,022	$46,671	$73,503	$91,902
Weighted average shares outstanding:
Weighted average shares for basic earnings per share	77,969	78,006	78,127	77,714
Effect of dilutive stock options and restricted stock	346	639	359	722
Weighted average shares for diluted earnings per share	78,315	78,645	78,486	78,436
Earnings per share, attributable to Marvel Entertainment, Inc.:
Basic	$0.37	$0.60	$0.94	$1.18

Diluted	$0.37	$0.59	$0.94	$1.17

Marvel Entertainment Reports Q2 2009 Results, 8/4/09	page 7 of 8

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30,	December 31,
	2009	2008
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$81,039	$105,335
Restricted cash	38,220	12,272
Short-term investments	–	32,975
Accounts receivable, net	29,471	144,487
Inventories, net	13,473	11,362
Income tax receivable	206	2,029
Deferred income taxes, net	25,497	34,072
Prepaid expenses and other current assets	9,164	5,135
Total current assets	197,070	347,667

Fixed assets, net	4,194	3,432
Film inventory, net	192,068	181,564
Goodwill	346,152	346,152
Accounts receivable, non–current portion	7,010	1,321
Income tax receivable, non–current portion	5,906	5,906
Deferred income taxes, net – non–current portion	17,046	13,032
Deferred financing costs	3,320	5,810
Restricted cash, non–current portion	42,274	31,375
Other assets	5,489	455
Total assets	$820,529	$936,714

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,860	$2,025
Accrued royalties	89,912	76,580
Accrued expenses and other current liabilities	33,826	40,635
Deferred revenue	67,468	81,335
Film facility	–	204,800
Total current liabilities	194,066	405,375
Accrued royalties, non-current portion	806	10,499
Deferred revenue, non-current portion	93,696	48,939
Film facility, non-current portion	–	8,201
Income tax payable	66,522	59,267
Other liabilities	10,680	8,612
Total liabilities	365,770	540,893

Commitments and contingencies

Marvel Entertainment, Inc. stockholders’ equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, none issued	–	–
Common stock, $.01 par value, 250,000,000 shares authorized, 134,681,030 issued and 77,997,619 outstanding in 2009 and 134,397,258 issued and 78,408,082 outstanding in 2008	1,347	1,344
Additional paid-in capital	752,438	750,132
Retained earnings	628,628	555,125
Accumulated other comprehensive loss	(4,574)	(4,617)
Total Marvel Entertainment, Inc. stockholders’ equity before treasury stock	1,377,839	1,301,984
Treasury stock, at cost, 56,683,411 shares in 2009 and 55,989,176 shares in 2008	(921,700)	(905,293)
Total Marvel Entertainment, Inc. stockholders’ equity	456,139	396,691
Noncontrolling interest in consolidated Joint Venture	(1,380)	(870)
Total equity	454,759	395,821
Total liabilities and equity	$820,529	$936,714

Marvel Entertainment Reports Q2 2009 Results, 8/4/09	page 8 of 8

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Six Months Ended
	June 30,
	2009	2008
	(in thousands)
Cash flows from operating activities:
Net income	$75,264	$104,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	656	763
Amortization of film inventory	90,198	21,202
Provision for doubtful accounts	163	–
Gain on repurchase of debt	–	(2,333)
Amortization of deferred financing costs	2,490	2,490
Unrealized gain on interest rate cap and foreign currency forward contracts	(604)	(754)
Non-cash charge for stock-based compensation	3,972	3,305
Excess tax benefit from stock-based compensation	(458)	(8,367)
Loss on sale of equipment	–	5
Impairment of long-term assets	99	–
Deferred income taxes	3,589	(26,177)
Changes in operating assets and liabilities:
Accounts receivable	109,164	(14,560)
Inventories	(2,111)	(106)
Income tax receivable	823	9,350
Prepaid expenses and other current assets	(4,029)	(1,710)
Film inventory	(100,702)	(47,027)
Other assets	(2,830)	(872)
Deferred revenue	30,890	6,800
Income taxes payable	9,553	51,154
Accounts payable, accrued expenses and other current liabilities	(2,743)	(15,828)
Net cash provided by operating activities	213,384	81,544

Cash flows from investing activities:
Purchases of fixed assets	(1,517)	(279)
Sales of short-term investments	32,983	66,055
Purchases of short-term investments	(8)	(45,039)
Acquisition of other intangibles	(1,600)	–
Change in restricted cash	(36,847)	10,635
Net cash (used in) provided by investing activities	(6,989)	31,372

Cash flows from financing activities:
Borrowings from film facilities	1,000	71,100
Repayments of film facilities	(214,001)	(96,166)
Distributions to the noncontrolling interest in consolidated Joint Venture	(2,235)	(13,016)
Purchases of treasury stock	(16,407)	(9,945)
Exercise of stock options	472	8,142
Excess tax benefit from stock-based compensation	458	8,367
Net cash used in financing activities	(230,713)	(31,518)

Effect of exchange rates on cash	22	257
Net (decrease) increase in cash and cash equivalents	(24,296)	81,655
Cash and cash equivalents, at beginning of period	105,335	30,153
Cash and cash equivalents, at end of period	$81,039	$111,808

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